UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2005

Commission File Number: 000 - 28305

FAIRCHILD INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices)

     (604) 604-646-5611
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 8, 2005, Fairchild International Corp. (the "Company") completed the closing of two share exchange agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by this reference. With the completion of the closing, the Company acquired 100% of the outstanding capital stock of Syngas Energy Corp. (“Syngas”) in exchange for the issuance of 30, 047,500 common shares of the Company. As a result of the issuance, the five prior shareholders of Syngas now hold approximately 87% of the outstanding common stock of the Company. The consideration exchanged in connection with this transaction was determined through negotiation by the parties.

Syngas is a company incorporated in British Columbia, Canada and its primary asset is an integrated gasification production system technology that combines modern gasification with gas turbine technologies to produce synthetic gas, hydrogen or electricity. The Company intends to further develop the technology to make it commercially viable and intends to then sell or license the technology.

Item 5.01 Changes in Control of Registrant

As discussed in Item 2.01 above, as a result of the issuance of Company common stock to acquire Syngas, the five shareholders of Syngas received approximately 87% of the outstanding common stock of the Company in exchange for their interests in Syngas. None of the Syngas shareholders were shareholders of the Company immediately prior to completion of the closing of the Agreement. None of the Company’s executive officers or directors has changed as a result of this transaction and no change in the executive officers or directors of the Company is required under the terms of the Agreement.

The following table sets forth as of April 13, 2005, the name and the number of shares of the Company’s common stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 30,047,500 issued and outstanding shares of the Company’s common stock, and the name and shareholdings of each director and of all officers and directors as a group.

The term "beneficial owner" refers to both the power of investment and the right to buy and sell shares of the Company. It also refers to rights of ownership or the right to receive distributions from the Company and proceeds from the sale of Company shares. Since these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

Type of Security	Name and Address	Amount & Nature of Beneficial Ownership	% of Class
Common	Wilf Ouellette (1) 78 Belleville Avenue Spruce Grove, Alberta, Canada T7A 1H8	10,000,000(2)	29.0%
Common	Draycott Investments Ltd. (3) Don Mackay Blvd., March Harbour Abaco, Bahamas, AB – 20377	10,000,000	29.0%
Common	Nilufar Jamani 2982 Corona Drive Burnaby, BC, Canada, V3J 1B8	10,000,000	29.0%
Common	Anish Somani (4) 301- 1508 West Broadway Vancouver, BC, Canada V6J 1W8	0	0
Common	Margaret Hunt (5) 18090 – 58A Avenue, Unit B Surrey, BC, Canada V3S 1N6	0	0
All officers and directors as group (3 persons)		10,000,000	29.0%
	TOTAL	30,000,000	87.12%

(1)	Wilf Ouellette is a Director and the Chief Executive Officer of Syngas.

(2)	10,000,000 shares are held by 975110 Alberta Ltd., a company of which Mr. Ouellette is a director and has voting power and investment control.

(3)	Lawrence Collie is the sole director of Draycott Investments Ltd. and may, therefore, be deemed to have voting and investment power with respect to all shares of record held by Draycott.

(4)	Anish Somani is a Director and the President, Chief Executive Officer and Chief Financial Officer of the Company.

(5)	Margaret Hunt is a Director and the Secretary and Treasurer of the Company.

Item 7.01 Regulation FD

On March 16, 2005, the Company issued a press release announcing the agreement to acquire Syngas. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) - (b) Financial Statements and Pro Forma Financial Information. The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 75 days from the date the acquisition was completed.

(c) Exhibits. The following exhibits are included as part of this report:

Exhibit
Number	Description

10.1	Share Exchange Agreement dated January 28, 2005
10.2	Share Exchange Agreement dated January 28, 2005
99.1	Press Release dated March 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2005	FAIRCHILD INTERNATIONAL CORPORATION. (Issuer)

By:	/s/ Anish Somani
Anish Somani, Director, President,
Chief Executive Officer,
Chief Financial Officer

By:	/s/ Margaret Hunt
Margaret Hunt, Director, Secretary, Treasurer

Exhibit Index

Exhibit
Number	Description

10.1	Share Exchange Agreement dated January 28, 2005
10.2	Share Exchange Agreement dated January 28, 2005
99.1	Press Release dated March 8, 2005